UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2024

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41267	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5115 Maryland Way, Suite 303 Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AREB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	AREBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange and Settlement Agreement

On October 23, 2024, (the “Closing Date”), the Company entered into an Exchange and Settlement Agreement (the “Securities Exchange Agreement”) with an individual accredited investor (the “Investor”).

On April 19, 2024, the Company and the Investor had entered into a $500,000 Revenue Interest Purchase Agreement (the “Revenue Agreement”).

Pursuant to the Securities Exchange Agreement, AREB and the Investor exchanged the Revenue Agreement and all rights and preferences thereunder for 57,000 shares of common stock, valued at $2.75 per share, and a three-year pre-funded warrant to purchase 486,030 shares of common stock at $0.01 per share, valued at $2.74 per share.

The Securities Exchange Agreement included representations, warranties and covenants by the Company and Investor that are customary for a transaction of this type.

The foregoing description of the Securities Exchange Agreement is not a complete description of all of the parties’ rights and obligations under the Securities Exchange Agreement, and is qualified in its entirety by reference to the Securities Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Bank of America

As reported by the Company in the Form 8-K dated August 7, 2024, during February 2023, the Company entered into a $2 million master credit agreement (credit facility) with Bank of America. The credit facility is secured by all the assets of the Company’s Champion subsidiaries and guaranteed by the Company, the Champion subsidiaries and the Company’s CEO. The Line of Credit expired on February 28, 2024, but the Company and Champion Safe Company have been actively working with the bank to extend or modify the credit facility. Despite being current on all payments under the credit facility and actively working with the bank for a long-term solution to repay the credit facility, on July 25, 2024, Champion Safe Company received a notice of default and demand for payment from the bank. On October 25, 2024, the Company received an updated payoff statement from the bank showing the current balance owing as $2,021,581.35 and interest is accruing at $712.09 per day. The Registrant is currently negotiating a forbearance or other cure to the default and a plan for repayment of the credit facility within thirty (30) to sixty (60) days with its assigned relationship manager at the bank.

Altbanq

During March of 2023, the Company entered into a Business Loan and Security Agreement with Altbanq Lending LLC. The loan is secured by a second lien on all the assets of the Company and its Champion subsidiaries and guaranteed by the Company, the Champion subsidiaries and the Company’s CEO.

Despite being current on all payments under the loan and actively working with the lender on a solution to repay the loan, the Company has been put on notice of default because of claimed stacking of other debts and the lender has made demand for immediate repayment of the loan. Further, the lender has been sending UCC lien notices to the Company’s and its subsidiaries lenders, customers, vendors and other financing sources. The current balance owing to the lender is $1.043 million and additional attorney’s fees are in dispute which would increase the balance to approximately $1.3 million. The Company is currently negotiating a potential solution to this technical default.

However, if the Company is unable to cure the default, or extend or replace the loan, it would have a material impact on the Company and its Champion subsidiaries working capital needs. In addition, the Company having to raise equity or debt financing to repay the loan or obtaining a new credit facility may be on substantially worse terms than the current loan.

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Coventry

On September of 2024, the Company entered into a Securities Purchase Agreement with Coventry Enterprises, LLC, an accredited investor (“Coventry”), pursuant to which Coventry made a loan to the Company, evidenced by a promissory note in the principal amount of $300,000 (the “Note”). The Note required eight $37,333.33 monthly payments, with the first payment due on September 30, 2024 with seven (7) subsequent payments due on the last day of each month thereafter. The Company has been put on notice from Coventry that it is in default of the Note, for failure to make the full payment due as of September 30, 2024. The Company is currently working to remedy the Coventry default and has made a half payment to Coventry. Coventry has notified the Company it is reserving all rights afforded to it under the Note and ancillary agreements.

Upon the occurrence and during the continuation of any Event of Default, the Note shall become immediately due and payable and the Company will be obligated to pay to the Lender, in full satisfaction of its obligations, an amount equal to 150% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment plus (y) default interest, if any, at the rate of 22% per annum on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Lender pursuant to the conversion rights under the Note.

If the Company is unable to cure the default, or payoff the Note, it would have a material impact on the Company’s working capital needs. In addition, the Company having to raise equity or debt financing to repay the Note or obtaining a new loan may be on substantially worse terms than the Note.

Other Debts

The Company is in the growth and acquisition stage and, accordingly, has not yet reached profitability from its operations. Since inception, the Company has been engaged in financing activities and executing its plan of operations and incurring costs and expenses related to product development, branding, inventory buildup and product launch. As a result, the Company has continued to incur significant net losses from operations and cash flow difficulties. The Company’s accumulated deficit was ($53,167,876) as of June 30, 2024, and ($45,213,594) as of December 31, 2023. The Company has experienced cash flow restraints and has missed payments due under several financing agreements. To date, the majority of lenders have been working with the Company towards amenable solutions to remedy any issues related to such agreements.

The ability of the Company to continue as a going concern is dependent upon its ability to raise capital from the sale of its equity and, ultimately, the achievement of significant operating revenues and profitability. The Company had previously had an effective Reg. A+ offering seeking to raise approximately $20.0 million; however, due to the termination of its prior PCAOB accountants and the requirement to re-audit its financial statements for the past two years for inclusion in the Reg. A+ offering documents the Company is unable to access any capital under the offering. Until the time the financial statements are re-audited and opined on by its new PCAOB accountants it is not able to intake any of the proceeds committed to the Reg. A+ offering or any other financing agreement requirement a registration statement be filed under the 1933 Act.

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Management believes that sufficient funding can be secured through the obtaining of loans, as well as future offerings of its preferred and common stock. However, no assurance can be given that the Company will obtain this additional working capital, or if obtained, that such funding will not cause substantial dilution to its existing stockholders. Most of the Company’s current debt instruments are charging high interest rates. These interest payments and/or premium repayments and prepayments may make it difficult for it to enter into new debt agreements. If the Company is unable to secure such additional funds from these sources, it may be forced to change or delay some of its business objectives and efforts. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

Item 3.02 Sale of Unregistered Securities.

On October 23, 2024, as disclosed in Item 1.01 above, the Company issued 57,000 shares of common stock, valued at $2.75 per share, and a three-year pre-funded warrant to purchase 486,030 shares of common stock at $0.01 per share, valued at $2.74 per share to the Investor pursuant to the terms of the Securities Exchange Agreement.

On October 14, 2024, the Company issued 60,670 shares of common stock upon conversion of 12,134 shares of Series D Convertible Preferred Stock to an accredited investor.

The issuance and sale of the shares of preferred stock will not be registered under the Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of that Act provided by Section 4(a)(2) thereof. The recipients/purchasers of shares were accredited investors with the experience and expertise to evaluate the merits and risks of an investment in securities of the Company and the financial means to bear the risks of such an investment.

Item 7.01 Regulation FD Disclosure.

On October 28, 2024, the Company’s wholly-owned subsidiary, Champion Safe Company, issued a press release entitled “American Rebel Holdings, Inc. - Champion Safe Co. Announces the Introduction of Two New SAFE GUARD® Models: Sport 20(TM) and BTC 12(TM).” A copy of the press release is attached hereto as Exhibit 99.1.

The press releases contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management’s expectations as of the date hereof. The Company does not undertake any responsibility for the adequacy, accuracy or completeness or to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to Item 7.01 of this Current Report on Form 8-K in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Investor Securities Exchange Agreement dated October 23, 2024
99.1	Champion Safe Company New Safes Press Release dated October 28, 2024
104	Cover Page Interactive Data File

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: October 30, 2024	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr.
Chief Executive Officer

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